UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

CLEANCORE SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

CleanCore Solutions, Inc.

5920 S 118th Circle

Omaha, NE 68137

Notice of Action Taken Pursuant to Written Consent of Stockholders

Dear Stockholder:

The accompanying information statement (the “Information Statement”) is being furnished to the holders of class B common stock of CleanCore Solutions, Inc. (“we,” “us,” “our” or “our company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C thereunder, in connection with an approval by written consent of the holders of our common stock.

The purpose of this Notice and the Information Statement is to notify our stockholders that, on August 22, 2025, we received a written consent from stockholders to approve the issuance of up to $250 million of securities in one or more non-public offerings, on the terms and conditions described in the accompanying Information Statement (the “Future Offerings”).

Our board of directors approved the Future Offerings and recommended that our stockholders approve them as well. In connection with the approval of the Future Offerings, our board of directors elected to seek the written consent of the holders of our outstanding shares of common stock in order to reduce associated costs and implement the Future Offerings in a timely manner.

This Notice and the Information Statement are being furnished to you to inform you that the Future Offerings have been approved by stockholders. The board of directors is not soliciting your proxy in connection with the Future Offerings and proxies are not requested from stockholders.

Stockholder approval of the Future Offerings will become effective automatically on the 20th day after the Information Statement is first mailed to our stockholders. You are urged to read the Information Statement in its entirety for a description of the Future Offerings.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Clayton Adams
Clayton Adams
Chairman of the Board

September 2, 2025

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED

TO STOCKHOLDERS ON OR ABOUT SEPTEMBER 3, 2025

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

CleanCore Solutions, Inc.

5920 S 118th Circle

Omaha, NE 68137

INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about September 3, 2025 to the holders of record of the outstanding class B common stock of CleanCore Solutions, a Nevada corporation (“we,” “us,” “our” or “our company”), as of the close of business on August 22, 2025 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated August 22, 2025 (the “Written Consent”), of stockholders owning as of the Record Date at least a majority of the outstanding shares of our class A common stock and class B common stock, voting together as a single class.

The Written Consent authorized and approved the issuance of up to $250 million of securities in one or more non-public offerings, on the terms and conditions described below (the “Future Offerings”).

The Written Consent is sufficient under the Nevada Revised Statutes, our articles of incorporation, as amended, and our bylaws to approve the Future Offerings. Accordingly, approval of the Future Offerings will not be submitted to the other stockholders for a vote, and this Information Statement is being furnished to such other stockholders to provide them with certain information concerning the Written Consent in accordance with the requirements of the Exchange Act and the regulations promulgated under the Exchange Act, including Regulation 14C.

Stockholder approval of the Future Offerings will become effective automatically on the 20th day after this Information Statement is first mailed to our stockholders.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND STOCKHOLDERS

On August 22, 2025, our board of directors unanimously adopted resolutions approving the Future Offerings and recommended that our stockholders approve them. In connection with the adoption of these resolutions, our board of directors elected to seek the written consent of stockholders in order to reduce associated costs and implement the Future Offerings in a timely manner. On August 22, 2025, Clayton Adams, our Chairman and Chief Executive Officer (the “Majority Stockholder”), executed and delivered the Written Consent to us.

Pursuant to the Nevada Revised Statutes and our bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power of our outstanding voting stock, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Pursuant to the Nevada Revised Statutes, our articles of incorporation, as amended, and our bylaws, approval of the Future Offerings at a meeting would require the affirmative vote of at least a majority of the shares of class A common stock and class B common stock present or represented by proxy at such a meeting, voting together as a single class.

As of the Record Date, there were 1,875,795 shares of class A common stock and 11,175,846 shares of class B common stock issued and outstanding. Holders of our class A common stock are entitled to ten (10) votes per share and holders of our class B common stock are entitled to one (1) vote per share. Accordingly, a total of 29,933,796 votes were entitled to be cast. As of the Record Date, the Majority Stockholder held 1,875,795 shares of class A common stock and 993,000 shares of class B common stock, or approximately 65.98% of the total votes eligible to be cast.

Accordingly, we have obtained all necessary corporate approvals in connection with the Future Offerings. We are not seeking written consent from any other stockholder, and other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purpose of advising stockholders of the action taken by Written Consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by the Majority Stockholders was by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date for (i) each of our executive officers and directors; (ii) all of our executive officers and directors as a group; and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o our company, 5920 S 118th Circle, Omaha, NE 68137.

Beneficial ownership is determined in accordance with Securities and Exchange Commission (the “SEC”) rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or any member of such group has the right to acquire within sixty (60) days. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named below, any shares that such person or persons has the right to acquire within sixty (60) days of the Record Date are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Name and Address of Beneficial Owner	Class A Common Stock	Percent of Class A Common Stock(1)	Class B Common Stock	Percent of Class B Common Stock(1)	Percent of Total Voting Power(2)
Clayton Adams, Chairman & Chief Executive Officer(3)	1,875,795	100.00%	993,000	8.89%	65.98%
Travis Buchanan, President(4)	-	-	286,602	2.56%	*
David Enholm, Chief Financial Officer(5)	-	-	299,106	2.61%	*
Gary Hollst, Chief Revenue Officer(6)	-	-	389,352	3.48%	1.30%
Brent Cox, Director(7)	-	-	990,625	8.78%	3.30%
Peter Frei, Director(8)	-	-	40,959	*	*
All directors and executive officers as a group (6 persons named above)	1,875,795	100.00%	2,999,644	26.69%	72.67%

* Less than 1%

(1)	Based on 1,875,795 shares of class A common stock and 11,175,846 shares of class B common stock issued and outstanding as of the Record Date.

(2)	Percentage of total voting power represents voting power with respect to all shares of our class A common stock and class B common stock, as a single class. The holders of our class A common stock are entitled to ten votes per share and holders of our class B common stock are entitled to one vote per share.

(3)	Consists of 1,875,795 shares of class A common stock and 993,000 shares of class B common stock.

(4)	Consists of 283,269 shares of class B common stock held directly, 2,000 shares of class B common stock held by ACME People Company and 1,333 shares of class B common stock issuable upon the exercise of a warrant held by ACME People Company. Mr. Buchanan is the President of ACME People Company and has voting and investment power over the shares held by it. Mr. Buchanan disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any, in such shares.

(5)	Consists of 31,050 shares of class B common stock, 245,556 shares of class B common stock which Mr. Enholm has the right to acquire within 60 days through the exercise of vested stock options and 22,500 shares of class B common stock with Mr. Enholm has the right to acquire within 60 days upon the vesting of restricted stock units.

(6)	Consists of 378,936 shares of class B common stock and 10,416 shares of class B common stock which Mr. Hollst has the right to acquire within 60 days upon the vesting of restricted stock units.

(7)	Consists of 880,000 shares of class B common stock and 110,625 shares of class B common stock which Mr. Cox has the right to acquire within 60 days through the exercise of vested stock options.

(8)	Consists of 3,459 shares of class B common stock and 37,500 shares of class B common stock which Mr. Frei has the right to acquire within 60 days through the exercise of vested stock options.

We do not currently have any arrangements which if consummated may result in a change of control of our company.

DESCRIPTION OF FUTURE OFFERINGS

NYSE American listing rules require stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock at lower than market value. Shares of our class B common stock issuable upon the exercise or conversion of warrants, options, debt instruments or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances. For the avoidance of doubt, shares of our class B common stock are not convertible into our class A common stock or any other securities.

Our board of directors and the Majority Stockholder approved the potential issuance of shares of our class B common stock, or securities convertible into our class B common stock, in one or more non-public capital-raising transactions (including without limitation private placements or issuances in connection with equity lines of credit or similar facilities) subject to the following limitations:

●	the total aggregate consideration for securities we issue will not exceed $250 million (or 250 million shares of class B common stock issued directly or on conversion of a convertible security);

●	the maximum discount at which securities (which may consist of shares of class B common stock or securities convertible into class B common stock, and accompanying warrants for the issuance of additional shares of class B common stock) will be equivalent to no more than a discount of 90% to the market price of our class B common stock at the date of issuance;

●	such offerings will occur, if at all, on or before the date that is 90 days following the date of this Information Statement; and

●	such other terms as our board of directors shall deem to be in the best interests of our company and its stockholders, not inconsistent with the foregoing.

At the time that the Written Consent was signed, we had not entered into any binding agreements or commitments with investors regarding any specific transaction. However, on September 1, 2025, we entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which we agreed to issue to the Investors in a private placement transaction (the “Private Placement”) pre-funded warrants to purchase an aggregate of 175,000,420 shares of class B common stock (the “Pre-Funded Warrants”) for total gross proceeds of $175,000,420, of which up to $1,100,000 will be used to pay off outstanding indebtedness and $4,400,000 will be used for working capital and general corporate purposes, with the balance of the proceeds being used to acquire Dogecoin.

The Pre-Funded Warrants will have a nominal exercise price of $0.0001 (subject to standard adjustments for stock splits, stock dividends, recapitalizations, mergers and similar transactions) and may be exercised at any time commencing on the date that stockholder approval permitting such issuance in accordance with NYSE American rules is effective until all of the Pre-Funded Warrants are exercised in full.

Maxim Group LLC (“Maxim”) and Curvature Securities LLC (“Curvature”) are acting as co-lead placement agents in connection with the Private Placement. As partial compensation for their services, we will issue a five-year warrant to purchase 3,150,008 shares of class B common stock to Maxim and a five-year warrant to purchase 2,100,005 shares of class B common stock to Curvature (together, the “Placement Agent Warrants”). The Placement Agent Warrants may be exercised commencing on the date that stockholder approval permitting such issuance in accordance with NYSE American rules is effective at an exercise price of $1.33 (subject to standard adjustments for stock splits, stock dividends, recapitalizations, mergers and similar transactions).

In connection with the Private Placement, we will also issue to Dogecoin Ventures, Inc., a wholly-owned subsidiary of House of Doge Inc., (i) a five-year warrant to purchase 8,750,021 shares of class B common stock at an exercise price of $1.00 (subject to standard adjustments for stock splits, stock dividends, recapitalizations, mergers and similar transactions) and (ii) a five-year warrant to purchase 5,250,013 shares of class B common stock at an exercise price of $1.33 (subject to standard adjustments for stock splits, stock dividends, recapitalizations, mergers and similar transactions) (together, the “Agent Warrants,” and together with the Pre-Funded Warrants and the Placement Agent Warrants, the “Warrants”). The Agent Warrants may be exercised commencing on the date that stockholder approval permitting such issuance in accordance with NYSE American rules is effective.

All of the Warrants will also contain a beneficial ownership limitation which provides that we shall not effect any exercise, and a holder shall not have the right to exercise, any portion of a Warrant to the extent that, after giving effect to the exercise, such holder (together with such holder’s affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of class B common stock outstanding immediately after giving effect to the issuance of shares issuable upon the exercise. This limitation may be waived (up to a maximum of 9.99%) by the holder and in its sole discretion, upon not less than sixty-one (61) days’ prior notice to us.

The closing of the transactions contemplated by the Purchase Agreement is expected to occur on or about September 4, 2025. We will file a Form 8-K with the SEC on or before September 5, 2025, which will provide additional information regarding the Private Placement.

Since the Majority Stockholder approved the Future Offerings in the Written Consent, the Warrants, upon issuance, may be exercised commencing on the 20th day after this Information Statement is first mailed to our stockholders.

The issuance of shares of our class B common stock upon exercise of the Warrants would significantly dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our class B common stock as existing stockholders do not have preemptive rights to subscribe for additional shares in order to maintain their proportionate ownership of our class B common stock. If all of the Warrants were exercised in full, our existing stockholders would own approximately 7.5% of our outstanding class B common stock.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Our directors and executive officers, and each associate of the foregoing persons, have no substantial interests, directly or indirectly, in the Future Offerings.

DISSENTER’S RIGHTS OF APPRAISAL

Neither the Nevada Revised Statutes nor our articles of incorporation, as amended, provide holders of our class B common stock with dissenters’ or appraisal rights in connection with the approval of the Future Offerings.

STOCKHOLDERS ENTITLED TO INFORMATION STATEMENT

This Information Statement is being mailed to you on or about September 3, 2025. We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our class B common stock.

Our board of directors established August 22, 2025 as the Record Date for the determination of stockholders entitled to receive this Information Statement.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We may deliver only one Information Statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Information Statement to a stockholder at a shared address to which a single copy was delivered, upon written or oral request to us at the following address and telephone number:

CleanCore Solutions, Inc.

5920 S 118th Circle

Omaha, NE 68137

Tel: (877) 860-3030

In addition, a stockholder can direct a notification to us at the phone number and mailing address listed above that the stockholder wishes to receive a separate mailing in the future. Stockholders sharing an address that receive multiple copies can request delivery of a single copy of mailings by contacting us at the phone number and mailing address listed above.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Additionally, we will make these filings available, free of charge, on our website at www.cleancoresol.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this information statement and is not incorporated by reference into this Information Statement.